Exhibit 99.1

Tredegar Approves Share Repurchase Program

          RICHMOND, Va., Aug. 8 /PRNewswire-FirstCall/ -- The board of directors of Tredegar Corporation (NYSE: TG) approved a share repurchase program whereby management is authorized at its discretion to purchase, in the open market or in privately negotiated transactions, up to 5 million shares of the Corporation’s outstanding common stock.  This share repurchase program replaces the Corporation’s previous share repurchase authorization.  The authorization has no time limit.  As of August 8, 2006, Tredegar had approximately 38.8 million common shares outstanding.

          Based in Richmond, Va., Tredegar Corporation is a global manufacturer of plastic films and aluminum extrusions.

SOURCE  Tredegar Corporation
          -0-                                                            08/08/2006
          /CONTACT:  D. Andrew Edwards of Tredegar Corporation, +1-804-330-1041,
Fax: +1-804-330-1777, or daedward@tredegar.com/
          /Web site:  http://www.tredegar.com/
          (TG)